Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

THIRD QUARTER FISCAL 2013 OPERATING RESULTS

Uncasville, Connecticut, July 30, 2013 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its third fiscal quarter ended June 30, 2013.

“Our results for the third quarter were quite rewarding,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “The growth in Adjusted EBITDA and margins at both Mohegan Sun and Mohegan Sun at Pocono Downs demonstrates the commitment of our entire team towards pursuing operational efficiencies while providing the ultimate guest experience. We are also extremely optimistic with the stabilization, and, in some cases, increases in revenues.”

Consolidated operating results for the third quarter ended June 30, 2013 (unaudited):

•	Net revenues of $344.2 million, a 0.1% decrease from the third quarter of fiscal 2012

•	Gaming revenues of $304.6 million, a 0.8% decrease from the third quarter of fiscal 2012

•	Gross slot revenues of $214.7 million, a 4.5% decrease from the third quarter of fiscal 2012

•	Table game revenues of $86.2 million, a 10.0% increase over the third quarter of fiscal 2012

•	Non-gaming revenues of $65.1 million, a 3.6% increase over the third quarter of fiscal 2012

•	Adjusted EBITDA, a non-GAAP measure described below, of $85.1 million, a 16.7% increase over the third quarter of fiscal 2012

•	Adjusted EBITDA margin of 24.7%, a 350 basis point increase over the third quarter of fiscal 2012

•	Income from operations of $64.2 million, a 26.3% increase over the third quarter of fiscal 2012

•	Net income attributable to the Authority of $22.3 million, a 138.2% increase over the third quarter of fiscal 2012

The increases in Adjusted EBITDA, income from operations and net income were primarily attributable to higher table game revenues and lower operating costs and expenses resulting from cost saving initiatives designed to improve efficiency and profitability at both Mohegan Sun and Mohegan Sun at Pocono Downs.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2013	June 30, 2012	Variance	Percentage Variance

Adjusted EBITDA	$74,790	$62,525	$12,265	19.6%
Income from operations	$57,396	$44,801	$12,595	28.1%
Operating costs and expenses	$209,303	$220,075	$(10,772)	(4.9%)
Net revenues	$266,699	$264,876	$1,823	0.7%
Gaming revenues	$232,161	$232,346	$(185)	(0.1%)
Non-gaming revenues	$55,274	$53,935	$1,339	2.5%

The growth in Adjusted EBITDA and income from operations was primarily attributable to higher table game revenues, combined with the reduction in operating costs and expenses, reflecting, in part, staffing reductions and other cost saving initiatives implemented in September 2012. These results were partially offset by lower slot revenues, which we believe reflected continued economic weakness in New England and the impact of competition. Table game revenues benefited from higher table game hold during the quarter. The growth in Adjusted EBITDA and income from operations also reflected higher entertainment revenues due to an increase in the number of headliner shows held at the Mohegan Sun Arena. Adjusted EBITDA margin increased 440 basis points to 28.0% for the quarter ended June 30, 2013 from 23.6% in the third quarter of fiscal 2012.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2013	June 30, 2012	Variance	Percentage Variance

Slots:
Handle	$1,923,281	$2,010,037	$(86,756)	(4.3%)
Gross revenues	$158,129	$165,224	$(7,095)	(4.3%)
Net revenues	$152,086	$158,761	$(6,675)	(4.2%)
Free promotional slot plays (1)	$17,624	$18,236	$(612)	(3.4%)
Weighted average number of machines (in units)	5,530	5,953	(423)	(7.1%)
Hold percentage (gross)	8.2%	8.2%	—	—
Win per unit per day (gross) (in dollars)	$314	$305	$9	3.0%

Table games:
Drop	$467,768	$469,276	$(1,508)	(0.3%)
Revenues	$76,176	$69,150	$7,026	10.2%
Weighted average number of games (in units)	284	314	(30)	(9.6%)
Hold percentage (2)	16.3%	14.7%	1.6%	10.9%
Win per unit per day (in dollars)	$2,944	$2,421	$523	21.6%

Poker:
Revenues	$2,314	$2,627	$(313)	(11.9%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$606	$687	$(81)	(11.8%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2013	June 30, 2012	Variance	Percentage Variance

Food and beverage:
Revenues	$15,341	$16,163	$(822)	(5.1%)
Meals served	708	809	(101)	(12.5%)
Average price per meal served (in dollars)	$16.38	$16.08	$0.30	1.9%

Hotel:
Revenues	$10,318	$10,152	$166	1.6%
Rooms occupied	104	103	1	1.0%
Occupancy rate	96.7%	96.3%	0.4%	0.4%
Average daily room rate (in dollars)	$95	$93	2	2.2%
Revenue per available room (in dollars)	$92	$89	3	3.4%

Retail, entertainment and other:
Revenues	$29,615	$27,620	$1,995	7.2%
Arena events (in events)	26	38	(12)	(31.6%)
Arena tickets	174	229	(55)	(24.0%)
Average price per Arena ticket (in dollars)	$61.45	$42.23	$19.22	45.5%

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2013	June 30, 2012	Variance	Percentage Variance

Adjusted EBITDA	$15,730	$14,686	$1,044	7.1%
Income from operations	$12,435	$10,716	$1,719	16.0%
Operating costs and expenses	$64,793	$68,844	$(4,051)	(5.9%)
Net revenues	$77,228	$79,560	$(2,332)	(2.9%)
Gaming revenues	$72,421	$74,747	$(2,326)	(3.1%)
Non-gaming revenues	$9,457	$8,863	$594	6.7%

The growth in Adjusted EBITDA and income from operations resulted primarily from higher table game revenues, combined with the reduction in operating costs and expenses, reflecting, in part, cost saving initiatives implemented in March 2013. These results were partially offset by lower slot revenues, which we believe reflected continued economic weakness and higher local property taxes. Table game revenues benefited from slightly higher volumes along with increased table game hold during the quarter. The growth in Adjusted EBITDA and income from operations also reflected higher food and beverage revenues resulting from strong patron response to our promotional offers. We believe overall business volumes were negatively impacted by construction disruptions associated with our hotel and convention center expansion. Adjusted EBITDA margin increased 190 basis points to 20.4% for the quarter ended June 30, 2013 from 18.5% in the third quarter of fiscal 2012.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2013	June 30, 2012	Variance	Percentage Variance

Slots:
Handle	$774,897	$743,645	$31,252	4.2%
Gross revenues	$56,600	$59,696	$(3,096)	(5.2%)
Net revenues	$56,575	$59,667	$(3,092)	(5.2%)
Free promotional slot plays (1)	$23,327	$15,324	$8,003	52.2%
Weighted average number of machines (in units)	2,332	2,332	—	—
Hold percentage (gross)	7.3%	8.0%	(0.7%)	(8.8%)
Win per unit per day (gross) (in dollars)	$267	$281	$(14)	(5.0%)

Table games:
Drop	$51,437	$50,927	$510	1.0%
Revenues	$10,048	$9,246	$802	8.7%
Weighted average number of games (in units)	66	66	—	—
Hold percentage (2)	19.5%	18.2%	1.3%	7.1%
Win per unit per day (in dollars)	$1,673	$1,540	$133	8.6%

Poker:
Revenues	$900	$871	$29	3.3%
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$549	$531	$18	3.4%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2013	June 30, 2012	Variance	Percentage Variance

Food and beverage:
Revenues	$7,059	$6,537	$522	8.0%
Meals served	209	186	23	12.4%
Average price per meal served (in dollars)	$15.84	$15.98	$(0.14)	(0.9%)

Retail, entertainment and other:
Revenues	$2,398	$2,326	$72	3.1%

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2013	June 30, 2012	Variance	Percentage Variance

Loss from operations	$5,644	$4,681	$963	20.6%
Net revenues	$318	$—	$318	100.0%

The increase in loss from operations reflected higher professional and development related expenditures, including expenditures associated with our pursuit of a Massachusetts casino license.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Adjusted EBITDA For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Net Revenues For the Three Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Mohegan Sun	$74,790	$62,525	$57,396	$44,801	$266,699	$264,876
Mohegan Sun at Pocono Downs	15,730	14,686	12,435	10,716	77,228	79,560
Corporate	(5,469)	(4,315)	(5,644)	(4,681)	318	—

Total	$85,051	$72,896	$64,187	$50,836	$344,245	$344,436

	Adjusted EBITDA For the Nine Months Ended		Income (Loss) from Operations For the Nine Months Ended		Net Revenues For the Nine Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Mohegan Sun	$210,147	$200,726	$158,654	$148,424	$772,571	$811,838
Mohegan Sun at Pocono Downs	41,876	43,660	32,441	31,660	221,155	235,628
Corporate	(15,888)	(11,506)	(18,743)	(12,748)	969	—

Total	$236,135	$232,880	$172,352	$167,336	$994,695	$1,047,466

Other Information

Liquidity

As of June 30, 2013, the Authority held cash and cash equivalents of $80.3 million compared to $114.1 million as of September 30, 2012. As of June 30, 2013, no amount was drawn on the Authority’s $75.0 million revolving bank credit facility. As of June 30, 2013, letters of credit issued under the Authority’s bank credit facilities totaled $3.4 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s bank credit facilities, and after taking into account restrictive financial covenant requirements, the Authority had approximately $71.6 million of borrowing capacity under its bank credit facilities as of June 30, 2013.

Long-term Debt

Long-term debt consisted of the following (in thousands, including current maturities):

	June 30, 2013	September 30, 2012
Bank Credit Facility, due March 2015	$394,000	$397,000
Term Loan Facility, due March 2016, net of discount of $3,263 and $3,988, respectively	221,737	221,012
2009 11 1/2% Second Lien Senior Secured Notes, due November 2017, net of discount of $5 and $6, respectively	195	194
2012 11 1/2% Second Lien Senior Secured Notes, due November 2017, net of discount of $4,981 and $5,587, respectively	194,819	194,213
2012 10 1/2% Third Lien Senior Secured Notes, due December 2016	417,771	417,771
2005 6 1/8% Senior Unsecured Notes, due February 2013	—	15,775
2004 7 1/8% Senior Subordinated Notes, due August 2014	21,156	21,156
2005 6 7/8% Senior Subordinated Notes, due February 2015	9,654	9,654
2012 11% Senior Subordinated Notes, due September 2018	344,190	344,190
2009 Mohegan Tribe Promissory Note, due September 2014	5,125	10,000
2012 Mohegan Tribe Minor’s Trust Promissory Note, due March 2016	18,500	20,000
Mohegan Tribe Credit Facility, due September 2013	363	1,450
2013 Mohegan Tribe Promissory Note, due December 2018	7,420	—
Downs Lodging Credit Facility, due July 2016	45,000	45,000
Salishan-Mohegan Promissory Notes, due December 2014	485	—

Subtotal	1,680,415	1,697,415
Plus: net deferred gain on derivative instruments sold	320	386

Long-term debt, excluding capital leases	1,680,735	1,697,801
Less: current portion of long-term debt	(10,670)	(29,737)

Long-term debt, net of current portion	$1,670,065	$1,668,064

Interest Expense

Interest expense increased by $798,000, or 1.9%, to $42.4 million for the quarter ended June 30, 2013 compared to $41.6 million in the third quarter of fiscal 2012. Weighted average interest rate was 10.1% for the quarter ended June 30, 2013 compared to 9.9% in the third quarter of fiscal 2012. Weighted average outstanding debt was $1.70 billion for the quarter ended June 30, 2013 compared to $1.67 billion in the third quarter of fiscal 2012.

Cost Saving Initiatives

In September 2012, the Authority implemented staffing reductions and other cost saving initiatives at Mohegan Sun. The resulting labor and operating cost savings for fiscal 2013 are currently forecasted to be at least $25 million. In addition, in March 2013, the Authority implemented a number of cost saving initiatives at Mohegan Sun at Pocono Downs. The resulting labor and operating cost savings for fiscal 2013 are currently forecasted to be at least $4 million, while annual labor and operating cost savings are currently forecasted to be at least $7 million. The Authority estimated that these cost saving initiatives yielded consolidated labor and operating cost savings totaling approximately $21 million for the nine months ended June 30, 2013.

Capital Expenditures

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Nine Months Ended June 30, 2013	Remaining Forecasted Fiscal Year 2013	Forecasted Fiscal Year 2013

Mohegan Sun:
Maintenance	$13.0	$12.7	$25.7
Development	3.8	0.1	3.9

Subtotal	16.8	12.8	29.6
Mohegan Sun at Pocono Downs:
Maintenance	3.0	1.9	4.9
Expansion	0.3	0.3	0.6

Subtotal	3.3	2.2	5.5
Corporate:
Expansion - Project Sunlight (1)	22.4	13.0	35.4
Development	0.7	—	0.7

Subtotal	23.1	13.0	36.1

Total	$43.2	$28.0	$71.2

(1)	Mohegan Sun at Pocono Downs’ hotel and convention center expansion.

Distributions to the Tribe

Distributions to the Tribe totaled $15.0 million for the quarter ended June 30, 2013 compared to $12.5 million in the third quarter of fiscal 2012. Distributions to the Tribe are anticipated to total $50 million for fiscal 2013.

Recent Developments

On July 22, 2013, the Authority commenced a solicitation of consents, or the Consent Solicitation, to amend the indenture governing the Authority’s 11.5% Second Lien Senior Secured Notes due 2017 to permit the Authority to refinance its outstanding subordinated notes with senior unsecured indebtedness and to enter into certain transactions with the Tribe in the event that the Tribe constructs a hotel on Tribal land currently leased by the Authority. Please refer to the Authority’s July 22, 2013 press release for further information regarding the Consent Solicitation.

On June 25, 2013, the Authority announced plans for The Downtown District, a major retail expansion at Mohegan Sun featuring 200,000 square feet of entertainment, shopping and dining to be located adjacent to the Winter Garage. The project will be developed by a partnership of The Hampshire Companies and The Bronson Companies. Construction on The Downtown District is expected to begin later this year and is scheduled to open in early 2015.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its third quarter fiscal 2013 operating results on Tuesday, July 30, 2013 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 23775256

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, July 30, 2013. This replay will run through August 13, 2013.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 23775256

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only three legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2013	For the Three Months Ended June 30, 2012	For the Nine Months Ended June 30, 2013	For the Nine Months Ended June 30, 2012
Revenues:
Gaming	$304,582	$307,093	$885,602	$940,753
Food and beverage	22,400	22,700	63,404	68,627
Hotel	10,318	10,152	30,363	29,524
Retail, entertainment and other	32,346	29,946	84,521	82,458

Gross revenues	369,646	369,891	1,063,890	1,121,362
Less - Promotional allowances	(25,401)	(25,455)	(69,195)	(73,896)

Net revenues	344,245	344,436	994,695	1,047,466

Operating costs and expenses:
Gaming	179,537	193,019	525,409	582,017
Food and beverage	10,231	11,240	31,035	33,355
Hotel	3,743	3,658	10,674	10,703
Retail, entertainment and other	11,858	10,578	31,314	29,819
Advertising, general and administrative	48,038	48,730	143,271	147,186
Corporate	5,933	4,651	19,624	12,653
Depreciation and amortization	20,350	21,693	60,465	64,077
Loss on disposition of assets	144	31	277	320
Severance	51	—	29	—
Pre-opening	173	—	245	—

Total operating costs and expenses	280,058	293,600	822,343	880,130

Income from operations	64,187	50,836	172,352	167,336

Other income (expense):
Accretion of discount to the relinquishment liability	(1,243)	(2,062)	(3,730)	(6,186)
Interest income	1,533	1,842	4,421	3,559
Interest expense, net of capitalized interest	(42,379)	(41,581)	(128,213)	(103,047)
Loss on early exchange of debt	—	(17)	(403)	(14,323)
Other income (expense), net	53	7	(1,732)	(31)

Total other expense	(42,036)	(41,811)	(129,657)	(120,028)

Net income	22,151	9,025	42,695	47,308
Loss attributable to non-controlling interests	146	336	2,767	1,147

Net income attributable to Mohegan Tribal Gaming Authority	$22,297	$9,361	$45,462	$48,455

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating Results:
Gross revenues	$369,646	$369,891	$1,063,890	$1,121,362
Net revenues	$344,245	$344,436	$994,695	$1,047,466
Income from operations	$64,187	$50,836	$172,352	$167,336

Other Data:
Adjusted EBITDA	$85,051	$72,896	$236,135	$232,880
Capital expenditures	$18,619	$8,707	$43,221	$34,131
Cash interest paid	$45,997	$8,609	$140,281	$78,119
Net cash flows provided by operating activities	$24,621	$58,073	$85,609	$144,291
Net cash flows used in investing activities	$6,617	$8,970	$23,862	$38,700
Net cash flows used in financing activities	$24,803	$87,100	$95,540	$97,235

			June 30, 2013	September 30, 2012
Balance Sheet Data:
Cash and cash equivalents			$80,291	$114,084
Relinquishment liability			$92,634	$120,782
Capital leases			$5,987	$8,825
Long-term debt, including current portion			$1,680,735	$1,697,801

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating results:
Gross revenues (in thousands)	$287,435	$286,281	$829,068	$873,725
Net revenues (in thousands)	$266,699	$264,876	$772,571	$811,838
Income from operations (in thousands)	$57,396	$44,801	$158,654	$148,424
Operating margin	21.5%	16.9%	20.5%	18.3%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$74,790	$62,525	$210,147	$200,726
Adjusted EBITDA margin	28.0%	23.6%	27.2%	24.7%

Capital expenditures (in thousands)	$8,255	$7,054	$16,821	$29,967

Weighted average number of units:
Slot machines	5,530	5,953	5,560	6,085
Table games	284	314	286	314
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$314	$305	$302	$302
Table games	$2,944	$2,421	$2,893	$2,560
Poker tables	$606	$687	$651	$756

Hold percentage:
Slot machines (gross)	8.2%	8.2%	8.3%	8.3%
Table games	16.3%	14.7%	16.5%	15.2%

Food and beverage statistics:
Meals served (in thousands)	708	809	2,047	2,413
Average price per meal served	$16.38	$16.08	$16.26	$16.37

Hotel statistics:
Rooms occupied (in thousands)	104	103	310	308
Occupancy rate	96.7%	96.3%	96.5%	95.8%
Average daily room rate	$95	$93	$94	$91
Revenue per available room	$92	$89	$90	$87

Entertainment statistics:
Arena events (in events)	26	38	71	91
Arena tickets (in thousands)	174	229	451	529
Average price per Arena ticket	$61.45	$42.23	$56.20	$45.12

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating results:
Gross revenues (in thousands)	$81,878	$83,610	$233,794	$247,637
Net revenues (in thousands)	$77,228	$79,560	$221,155	$235,628
Income from operations (in thousands)	$12,435	$10,716	$32,441	$31,660
Operating margin	16.1%	13.5%	14.7%	13.4%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$15,730	$14,686	$41,876	$43,660
Adjusted EBITDA margin	20.4%	18.5%	18.9%	18.5%

Capital expenditures (in thousands)	$714	$1,047	$3,260	$3,558

Weighted average number of units:
Slot machines	2,332	2,332	2,332	2,332
Table games	66	66	66	66
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$267	$281	$259	$280
Table games	$1,673	$1,540	$1,601	$1,615
Poker tables	$549	$531	$631	$586

Hold percentage:
Slot machines (gross)	7.3%	8.0%	7.6%	8.0%
Table games	19.5%	18.2%	20.0%	18.1%

Food and beverage statistics:
Meals served (in thousands)	209	186	534	546
Average price per meal served	$15.84	$15.98	$16.49	$15.67

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Capital expenditures (in thousands)	$9,650	$606	$23,140	$606
Capitalized interest (in thousands)	$584	$—	$1,067	$—

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Adjusted EBITDA	$85,051	$72,896	$236,135	$232,880
Depreciation and amortization	(20,350)	(21,693)	(60,465)	(64,077)
Loss on disposition of assets	(144)	(31)	(277)	(320)
Severance	(51)	—	(29)	—
Pre-opening	(173)	—	(245)	—
Loss attributable to non-controlling interests	(146)	(336)	(2,767)	(1,147)

Income from operations	64,187	50,836	172,352	167,336

Accretion of discount to the relinquishment liability	(1,243)	(2,062)	(3,730)	(6,186)
Interest income	1,533	1,842	4,421	3,559
Interest expense, net of capitalized interest	(42,379)	(41,581)	(128,213)	(103,047)
Loss on early exchange of debt	—	(17)	(403)	(14,323)
Other income (expense), net	53	7	(1,732)	(31)

Net income	$22,151	$9,025	$42,695	$47,308

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended June 30, 2013
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Pre-opening	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$57,396	$17,268	$126	$—	$—	$—	$74,790
Mohegan Sun at Pocono Downs	12,435	3,053	18	51	173	—	15,730
Corporate	(5,644)	29	—	—	—	146	(5,469)

Total	$64,187	$20,350	$144	$51	$173	$146	$85,051

	For the Three Months Ended June 30, 2012
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Pre-opening	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$44,801	$17,706	$18	$—	$—	$—	$62,525
Mohegan Sun at Pocono Downs	10,716	3,957	13	—	—	—	14,686
Corporate	(4,681)	30	—	—	—	336	(4,315)

Total	$50,836	$21,693	$31	$—	$—	$336	$72,896

	For the Nine Months Ended June 30, 2013
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Pre-opening	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$158,654	$51,380	$259	$(146)	$—	$—	$210,147
Mohegan Sun at Pocono Downs	32,441	8,997	18	175	245	—	41,876
Corporate	(18,743)	88	—	—	—	2,767	(15,888)

Total	$172,352	$60,465	$277	$29	$245	$2,767	$236,135

	For the Nine Months Ended June 30, 2012
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Pre-opening	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$148,424	$52,266	$36	$—	$—	$—	$200,726
Mohegan Sun at Pocono Downs	31,660	11,716	284	—	—	—	43,660
Corporate	(12,748)	95	—	—	—	1,147	(11,506)

Total	$167,336	$64,077	$320	$—	$—	$1,147	$232,880

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discount to a relinquishment liability, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000